FIRST AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of this 31 day of August, 2006, by and among DIALOG GROUP, INC., a Delaware corporation ("Dialog Group"), and its wholly-owned subsidiaries, HEALTHCARE DIALOG, INC., a Delaware corporation ("Healthcare Dialog"), and DATA DIALOG, INC., a Delaware corporation ("Data Dialog"; together with Dialog Group and Healthcare Dialog, the "Seller" and each a "Seller Entity"), all with a principal business address at 257 Park Avenue South, 12th Floor, New York, New York 10010; and DIALOG MARKETING SERVICES, INC., a Delaware corporation, with a principal business address at 5 Audrey Place, Fairfield, New Jersey 07004-3401, or its designee ("Purchaser"). Seller and Purchaser are collectively referred to herein as the "Parties" and individually as a "Party."

      WHEREAS, the Parties entered into an Asset Purchase Agreement dated as of August 31, 2006 (the "Purchase Agreement"); and

      WHEREAS, the Parties desire to amend the Purchase Agreement for the purposes set forth herein, including, without limitation, to clarify the intent of the parties with respect to the transfer of certain sums on deposit for the account of Seller.

      NOW, THEREFORE, the Purchase Agreement is hereby amended as follows:

      1. Section 2(b)(viii) of the Purchase Agreement is deleted in its entirety and replaced with the following:

            "(viii) the lease for Seller's leasehold office space in New York, New York, the lease for Seller's leasehold office space in Sunrise, Florida (together, the "Leases"), and all security or other deposits held for the account of any Seller Entity by or on behalf of the landlords pursuant to the terms of the Leases; and"

      2. Except as amended hereby, the terms and provisions of the Purchase Agreement are hereby ratified and shall remain in full force and effect without modification or amendment.

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      IN WITNESS WHEREOF, the Parties hereto have executed this First Amendment to Asset Purchase Agreement as of the date first set forth above.

                                      Seller:

Attest:                               DIALOG GROUP, INC.

                                      By: /s/ Peter DeCrescenzo
-------------------------------          -------------------------------
                                          Name: Peter DeCrescenzo
                                          Title: President

                                      HEALTHCARE DIALOG, INC.

                                      By: /s/ Peter DeCrescenzo
-------------------------------          -------------------------------
                                          Name: Peter DeCrescenzo
                                          Title: President

                                      DATA DIALOG, INC.

                                      By: /s/ Peter DeCrescenzo
-------------------------------          -------------------------------
                                          Name: Peter DeCrescenzo
                                          Title: President

                                      Purchaser:

                                      DIALOG MARKETING SERVICES, INC.

                                      By: /s/ Thomas Buckley
-------------------------------          -------------------------------
                                          Name: Thomas Buckley
                                          Title: President and Chief Executive
                                                 Officer

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